UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2015

Capital Southwest Corporation
(Exact name of registrant as specified in its charter)

Texas	814-00061	75-1072796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300 Dallas, Texas (Address of principal executive offices)	75240 (Zip Code)

Registrant’s telephone number, including area code:  (972) 233-8242

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On September 9, 2015, Capital Southwest Corporation (the “Company”) and Main Street Capital Corporation (“Main Street”) entered into a limited liability company agreement to co-manage I-45 SLF LLC (the “Joint Venture”).  The Company and Main Street will have equal representation on the Joint Venture’s Board of Managers.  The Company and Main Street have committed to provide $85 million of equity to the Joint Venture, with the Company providing $68 million and Main Street providing $17 million.  The Company will own 80% of the Joint Venture and have a profits interest of 75.6%, while Main Street will own 20% of the Joint Venture and have a profits interest of 24.4%.  The Joint Venture is expected to invest primarily in syndicated senior secured loans in the upper middle market.

Item 8.01  Other Events.

On September 10, 2015, the Company issued a press release to announce the formation of the Joint Venture, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits
Exhibit No.	Description

99.1	Press Release dated September 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL SOUTHWEST CORPORATION

By:	/s/ Joseph B. Armes
Joseph B. Armes
Chairman of the Board, Chief Executive Officer
and President

Date:  September 15, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 10, 2015